RESTRICTED STOCK AGREEMENT
                           --------------------------


                                 PURSUANT TO THE
                               WELLS FEDERAL BANK

                              2003 STOCK BONUS PLAN
                              ---------------------

                           FOR NON-EMPLOYEE DIRECTORS

         This Agreement shall constitute an award of Restricted Stock ("Award") for a total of ________ shares of Common Stock of Wells Financial Corp. (the "Corporation"), which is hereby granted to ___________ (the "Participant") at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Wells Federal Bank 2003 Stock Bonus Plan (the "Plan") adopted by the Corporation which is incorporated by reference herein, receipt of which is hereby acknowledged.

         1.  Purchase Price.  The purchase  price for each share of Common Stock
             ---------------
awarded by this Agreement is $0.00.

         2.  Vesting of Plan  Awards.  The Award of such  Common  Stock shall be
             -----------------------
deemed non-forfeitable in accordance with the provisions of the Plan, provided the holder of such Award is an employee, director or director emeritus of the Corporation as of such date, as follows:

                  (a)      Schedule of Vesting of Awards.


                                            Number    Percentage of Total Shares
                                              of          Awarded Which Are
                      Date                  Shares         Non-forfeitable
                      ----                  ------         ---------------

Upon Grant                                      0                0%
As of ___________...................         ____               25%
As of ___________...................         ____               50%
As of ___________...................         ____               75%
As of ___________...................         ____              100%

             (b) Restrictions on Awards. This Award may not be delivered to the recipient if the issuance of the Shares pursuant to the Award would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Participant's receipt of this Award, the Corporation may require the person receiving this Award to make any representation and warranty to the Corporation as may be required by any applicable law or regulation.

       3. Non-transferability of Award. This Award may not be transferred in any
          ----------------------------
manner prior to such Award, or portion thereof, being deemed non-forfeitable. Notwithstanding anything herein or in the Plan to the contrary, all Shares subject to an Award held by a Participant whose employment or service with the Corporation or the Bank terminates due to death shall be deemed 100% earned and nonforfeitable as of the Participant's last date of employment or service with the Corporation or the Bank and shall be distributed as soon as practicable thereafter to the Beneficiary as set forth in accordance with the Plan.

       4. Other Restrictions on Award. This Award shall be subject to such other
          ---------------------------
restrictions and limitations as are contained in the Plan or as determined by the Plan Committee administering such Plan. Such Award shall be immediately 100% vested upon death or Disability (as determined by the Plan Committee) of the Participant or upon a Change in Control of the Corporation or the Bank.


                                          WELLS FEDERAL BANK




Date of Grant:                            By:
                --------------------           ---------------------------------




Attest:




------------------------------
[SEAL]

                           RESTRICTED STOCK AGREEMENT
                           --------------------------


                                 PURSUANT TO THE
                               WELLS FEDERAL BANK

                              2003 STOCK BONUS PLAN
                              ---------------------

                           FOR OFFICERS AND EMPLOYEES

         This Agreement shall constitute an award of Restricted Stock ("Award") for a total of ______ shares of Common Stock of Wells Financial Corp. (the "Corporation"), which is hereby granted to _________________ (the "Participant") at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Wells Federal Bank 2003 Stock Bonus Plan (the "Plan") adopted by the Corporation which is incorporated by reference herein, receipt of which is hereby acknowledged.

         1.  Purchase Price.  The purchase  price for each share of Common Stock
             --------------
awarded by this Agreement is $0.00.

         2.  Vesting of Plan  Awards.  The Award of such  Common  Stock shall be
             -----------------------
deemed non-forfeitable in accordance with the provisions of the Plan, provided the holder of such Award is an employee, director or director emeritus of the Corporation as of such date, as follows:

                  (a)      Schedule of Vesting of Awards.


                                         Number       Percentage of Total Shares
                                           of             Awarded Which Are
                     Date                Shares            Non-forfeitable
                     ----                ------            ---------------

Upon Grant                                  0                       0%
As of ___________................         ___                      25%
As of ___________................         ___                      50%
As of ___________................         ___                      75%
As of ___________................         ___                     100%

             (b) Restrictions on Awards. This Award may not be delivered to the recipient if the issuance of the Shares pursuant to the Award would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Participant's receipt of this Award, the Corporation may require the person receiving this Award to make any representation and warranty to the Corporation as may be required by any applicable law or regulation.

       3. Non-transferability of Award. This Award may not be transferred in any
          ----------------------------
manner prior to such Award, or portion thereof, being deemed non-forfeitable. Notwithstanding anything herein or in the Plan to the contrary, all Shares subject to an Award held by a Participant whose employment or service with the Corporation or the Bank terminates due to death shall be deemed 100% earned and nonforfeitable as of the Participant's last date of employment or service with the Corporation or the Bank and shall be distributed as soon as practicable thereafter to the Beneficiary as set forth in accordance with the Plan.

       4. Other Restrictions on Award. This Award shall be subject to such other
          ---------------------------
restrictions and limitations as are contained in the Plan or as determined by the Plan Committee administering such Plan. Such Award shall be immediately 100% vested upon death or Disability (as determined by the Plan Committee) of the Participant or upon a Change in Control of the Corporation or the Bank.


                                            WELLS FEDERAL BANK




Date of Grant:                              By:
               ----------------------           --------------------------------




Attest:




----------------------
[SEAL]


                                        2